Exhibit 23.1

CONSENT OF CERTIFIED INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88655) of BankUnited Financial Corporation of our report dated June 30, 2008 relating to the financial statements of BankUnited 401 (K) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

June 30, 2008